COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Celgene Corporation, The S & P 500 Index,

The NASDAQ Composite Index And The NASDAQ Pharmaceutical Index

-■- Celgene Corporation	-D- S & P 500
-o- NASDAQ Composite	-☐- NASDAQ Pharmaceutical

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                                                         CUMULATIVE TOTAL RETURN
                                      12/01       12/02       12/03       12/04       12/05        12/06
                                     -------------------------------------------------------------------
CELGENE CORPORATION                  100.00       67.26      140.60      166.17      406.02       720.93
S & P 500                            100.00       77.90      100.24      111.15      116.61       135.03
NASDAQ COMPOSITE                     100.00       71.97      107.18      117.07      120.50       137.02
NASDAQ PHARMACEUTICAL                100.00       64.40       92.31      100.78      113.36       115.84
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*     $100 Invested on 12/31/01 in Stock or Index - Including Reinvestment of
      Dividends, Fiscal Year Ending December 31.